☐ **Equitable Financial Life Insurance Company**
☐ **Equitable Financial Life Insurance Company of America**
Mailing address: PO Box 1047, Charlotte, NC 28201-1047

EQUITABLE

Section B – VUL Investment Options Supplement

Variable Universal Life

Proposed Insured____ Date of Birth (mm/dd/yyyy)__________

Product Name____

1. Initial Allocation of the Investment Options [(1)]

Please see the Prospectus for a description of the investment objective(s) for each Investment Option. (Whole Percentages Only)

	For Premiums	For Deductions
Market Stabilizer Option[2,3]	______%	______%
Guaranteed Interest Account	______%	______%
1290 VT Convertible Securities	______%	______%
1290 VT DoubleLine Dynamic Allocation	______%	______%
1290 VT DoubleLine Opportunistic Bond	______%	______%
1290 VT Energy	______%	______%
1290 VT Equity Income	______%	______%
1290 VT GAMCO Mergers & Acquisitions	______%	______%
1290 VT GAMCO Small Company Value	______%	______%
1290 VT Low Volatility Global Equity	______%	______%
1290 VT Natural Resources	______%	______%
1290 VT Small Cap Value	______%	______%
1290 VT SmartBeta Equity	______%	______%
1290 VT Socially Responsible	______%	______%
American Funds Insurance Series® Global Small Capitalization℠	______%	______%
American Funds Insurance Series® New World®	______%	______%
EQ/AB Small Cap Growth	______%	______%
EQ/Aggressive Allocation	______%	______%
EQ/All Asset Growth Allocation	______%	______%
EQ/American Century Mid Cap Value	______%	______%
EQ/BlackRock Basic Value Equity	______%	______%
EQ/ClearBridge Large Cap Growth	______%	______%
EQ/Common Stock Index	______%	______%
EQ/Conservative Allocation	______%	______%
EQ/Conservative-Plus Allocation	______%	______%
EQ/Core Bond Index	______%	______%
EQ/Emerging Markets Equity PLUS	______%	______%
EQ/Equity 500 Index	______%	______%
EQ/Franklin Rising Dividends	______%	______%
EQ/Franklin Strategic Income	______%	______%
EQ/Goldman Sachs Mid Cap Value	______%	______%
EQ International Core Managed Volatility	______%	______%
EQ/International Equity Index	______%	______%
EQ International Value Managed Volatility	______%	______%
EQ/Invesco Comstock	______%	______%

	For Premiums	For Deductions
EQ/Invesco Global Real Estate	______%	______%
EQ/MFS Mid Cap Focused Growth	______%	______%
EQ/Janus Enterprise	______%	______%
EQ/JPMorgan Value Opportunities	______%	______%
EQ Large Cap Core Managed Volatility	______%	______%
EQ/Large Cap Growth Index	______%	______%
EQ/Large Cap Growth Managed Volatility	______%	______%
EQ/Large Cap Value Index	______%	______%
EQ/Loomis Sayles Growth	______%	______%
EQ/MFS International Growth	______%	______%
EQ/MFS International Intrinsic Value	______%	______%
EQ/Mid Cap Index	______%	______%
EQ/Mid Cap Value Managed Volatility	______%	______%
EQ/Moderate Allocation	______%	______%
EQ/Moderate-Plus Allocation	______%	______%
EQ/Money Market	______%	______%
EQ/Morgan Stanley Small Cap Growth	______%	______%
EQ/Invesco Global	______%	______%
EQ/PIMCO Global Real Return	______%	______%
EQ/PIMCO Real Return	______%	______%
EQ/PIMCO Total Return	______%	______%
EQ/PIMCO Ultra Short Bond	______%	______%
EQ/Small Company Index	______%	______%
EQ/T. Rowe Price Growth Stock	______%	______%
EQ/T. Rowe Price Health Sciences Portfolio	______%	______%
Fidelity VIP Growth & Income	______%	______%
Fidelity VIP Mid Cap	______%	______%
Franklin Small Cap Value VIP	______%	______%
Ivy VIP High Income	______%	______%
Ivy VIP Small Cap Growth	______%	______%
Lord Abbett Bond Debenture	______%	______%
Multimanager Aggressive Equity	______%	______%
Multimanager Technology	______%	______%
PIMCO VIT CommodityRealReturn Strategy	______%	______%
T. Rowe Price Equity Income II	______%	______%
Templeton Developing Markets VIP	______%	______%
Templeton Global Bond	______%	______%
TOTAL (for VUL)	**100%**	

1,2,3 please see next page for important information

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Investment Start Date

1 The "Investment Start Date" is the business day your investment first begins to earn a return for you, as described below, and is generally the later of: (1) the business day we receive the minimum initial premium at our Administrative Office; and 2) the Register Date of your policy. Your Policy Account will be allocated according to the above percentages as of the Investment Start Date. Any payments we receive prior to your Investment Start Date will be held in a non-interest bearing account until your Investment Start Date.

2 If you elect the Market Stabilizer Option, the portion of your Policy Account, per the above premium percentage for such option, will be allocated as stated above. Such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 20 calendar days. If the policy is issued as a result of a replacement, such portion of your Policy Account will be allocated to the Market Stabilizer Option Holding Account and held for 30 calendar days (45 calendar days in PA). However, if we have not received all necessary requirements for your policy as of the Issue Date, the period of time during which amounts will remain in the Market Stabilizer Option Holding Account will begin on the date we receive, at our Administrative Office, all necessary requirements to put the policy in force. Thereafter, such amount will be transferred to the Market Stabilizer Option at the next available Segment Start Date, provided that the conditions specified in the rider and the Prospectus are met.

3 Any percentages specified for deductions for the Market Stabilizer Option will apply only to the Market Stabilizer Option Holding Account prior to a Segment Start Date.

2. Market Stabilizer Option

Allocations if the Market Stabilizer Option is Elected

☐ Market Stabilizer Option (Variable Indexed Option Rider)
Specified Growth Cap Rate. _____% *(indicate a Growth Cap Rate between 6% and 10% in whole percentages only)*
If the Growth Cap Rate Equitable Financial Life Insurance Company sets on a given Segment Start Date is less than the rate you specify, any Policy Account Value you have in the Market Stabilizer Option Holding Account will not be transferred into that Segment. If you do not indicate a Specified Growth Cap Rate, the Specified Growth Cap Rate will be set to 6%, the guaranteed minimum Growth Cap Rate, and funds will transfer into a new Segment on all available Segment Start Dates, provided the conditions specified in the rider and Prospectus are met.

Transfers from the Variable Investment Options to Supplement the Unloaned Guaranteed Interest Account(GIA)

☐ If you elect the Market Stabilizer Option, monthly deductions will be allocated 100% to the unloaned GIA on a Segment Start Date. If the unloaned GIA is not sufficient to cover such monthly deductions for the longest Segment Term, funds will be transferred pro-rata from amounts in the Variable Investment Options, including the Market Stabilizer Option Holding Account, to the unloaned GIA to supplement any remaining monthly deductions. You may also specify deduction percentages below for transferring amounts from the Variable Investment Options to supplement the unloaned GIA.

☐ Check here if you wish transfers to be made pro-rata from amounts in all available Variable Investment Options, including the Market Stabilizer Option Holding Account, to supplement the unloaned GIA. If this box is not checked, please specify below the Variable Investment Options from which amounts should be transferred to supplement the unloaned GIA.

Variable Investment Options to Transfer from (complete if box is not checked):	Percentage (whole percentages only):
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
________________	________%
	TOTAL 100%

Segment Maturity Allocation

Each Segment of the Market Stabilizer Option has a Segment Maturity Date, which is approximately one year following a Segment Start Date. You may specify the investment option allocation percentages for the rollover of the Segment Maturity Value.

☐ Check here if you wish to rollover your Market Stabilizer Option Segment Maturity Value to a new Segment. If this box is not checked, indicate allocations for rollover of the Segment Maturity Value below. Please note that by electing less than 100% rollover, the total portion of your Policy Account Value allocated to the Market Stabilizer Option will continually decrease as future rollovers occur, if no other changes were made. For example, a Segment Maturity Allocation of 50% to the Market Stabilizer Option will rollover 50% of the original Market Stabilizer Option allocation in year 2 but only 25% (50% x 50%) of the original Market Stabilizer Option allocation in year 3.

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Segment Maturity Allocation (continued)

Investment Options for Rollover (complete only if box above is not checked):	Percentage (whole percentages only):
______________________	______%
______________________	______%
______________________	______%
______________________	______%
______________________	______%
______________________	______%
	TOTAL 100%

3. Automatic Transfer Service

Note: Not available if you elect the Asset Rebalancing Service.

The Automatic Transfer service enables you to make automatic monthly transfers from the EQ/Money Market Investment Option to other variable investment options that you select. A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each Transfer must be at least $50. The automatic transfer is effective on the second monthly anniversary and will continue Until the amount allocated to the EQ/Money Market Investment Option is depleted. The Guaranteed Interest Account is not an available investment option with the Automatic Transfer Service.

Investment Options to Receive Transfer:	Dollar Amount:
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________
______________________	$ ____________

I (We), have read the detailed description of the Automatic Transfer Service in the prospectus. My (Our) instructions will remain in effect until (a) insufficient funds are available to process transfers, (b) I (we) provide new written instructions or (c) the Automatic Transfer Service otherwise terminates as described in the prospectus. I (We) understand that use of the Automatic Transfer Service does not guarantee a profit and will not protect against loss in a declining market.

4. Asset Rebalancing Service

Note: Not available if you elect the Automatic Transfer Service. Neither the Guaranteed Interest Account nor the Market Stabilizer Option are available for Asset Rebalancing.

Your allocation among the investment options will be periodically re-adjusted according to the percentage you indicated in the "Initial Allocation of the Investment Options" section above and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Generally, Asset Rebalancing will start 12, 6 or 3 months after the register date, depending on the length of the period you choose. ☐ Annually ☐ Semi-annually ☐ Quarterly

I (We), have read the detailed description of the Asset Rebalancing Service in the prospectus. My (Our) instructions will remain in effect until (a) I (we) provide new written instructions or (b) Asset Rebalancing otherwise terminates as described in the prospectus. I (We) understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

5. Suitability

Have you, the Proposed Insured(s) and the Owner, if other than the Proposed Insured(s), received:

a. The most current prospectus, and supplement(s) if applicable, for the policy(ies) applied for? ☐ Yes ☐ No

b. The most current prospectus, and supplement(s) if applicable, for the designated investment company(ies)? ☐ Yes ☐ No

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5. Suitability (continued)
c. Doyouunderstandthat(i)policyvaluesreflectcertaindeductionsandcharges,andmayincreaseor decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction? ☐Yes☐ No    d. With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectivesandanticipatedfinancialneeds? ☐Yes☐ No
Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for Equitable Financial Life Insurance Company Variable Life products.
☐ By checking the box, you acknowledge that you received the initial prospectus on computer readable compact disk ‘‘CD,’’ if availablefortheproductchosen,andthatyoucanaccesstheCDinformation.Toretaintheprospectusindefinitely,you mustprintit.YouunderstandthatyoumayrequestaprospectusinpaperformatatanytimebycallingCustomerServiceat
1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.
I (WE) UNDERSTAND THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES
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